FIRST UNION MORTGAGE CORPORATION

150 Fayetteville Street Mall
P.O. Box 29544
Raleigh,  North Carolina  27626-0544
919 881-6000


FIRST
UNION (logo)



		    SECURITIZED ASSET SERVICES CORPORATION
				 Investor 596

			 CERTIFICATION OF COMPLIANCE


The undersigned, an officer of First Union Mortgage Corporation ("FUMC") hereby certifies as follows:


     A review of the activities of FUMC during the preceding year with respect to performance under this Agreement has been made under such Officer's supervision; and

     (1) To the best of such Officer's knowledge the servicing has been conducted in compliance with the Agreement(s) except for immaterial exceptions or other exceptions set forth in such statement; and

     (2) To the best of such Officer's knowledge based on such review, there is no default by FUMC in the fulfillment of any of its obligations under this Agreement, or if there is any such default known to such Officer, specifying each such default and the nature and status thereof.

In witness whereof the undersigned has executed this Certificate of Compliance this 11th day of April, 1996.



				   FIRST UNION MORTGAGE CORPORATION

				   By:  /s/Dane F. Bayag
					Dane F. Bayag
					Vice President



EVENTS OF DEFAULT (if any)-------------------------------------------------
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		   Quality Assurance Advisory Services
    Providing Quality Control Services for -- First Union National Bank
     First Union Home Equity Bank, N.A. -- First Union Capital Markets
		    First Union Mortgage Corporation